As filed with the Securities and Exchange Commission on July 8, 2022
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE LOVESAC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	32-0514958
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Landmark Square, Suite 300
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

THE LOVESAC COMPANY
SECOND AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
(Full title of the plan)

Shawn Nelson
Chief Executive Officer
The Lovesac Company
Two Landmark Square, Suite 300
Stamford, Connecticut 06901
(Name and address of agent for service)

(888) 636-1223
(Telephone number, including area code, of agent for service)

Copies to:

Doreen E. Lilienfeld	Donna Dellomo
Shearman & Sterling LLP	Megan C. Preneta
599 Lexington Avenue	The Lovesac Company
New York, NY 10022	Two Landmark Square, Suite 300
(212) 848-7171	Stamford, CT 06901
(888) 636-1223

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Lovesac Company (the “Registrant”) is filing this registration statement on Form S-8 pursuant to and in accordance with General Instruction E of Form S-8 to register 550,000 additional shares of its common stock, par value $0.00001 per share (“Common Stock”), for issuance under The Lovesac Company Second Amended and Restated 2017 Equity Incentive Plan (the “Plan”). The Registrant first registered the offer and sale of 1,066,740 shares of Common Stock in connection with the Plan on its registration statement on Form S-8 (File No. 333-232674) filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2019 and an additional 1,038,149 shares of Common Stock in connection with the Plan on its registration statement on Form S-8 (File No. 333-248755) on September 11, 2020 (collectively, the “Prior Registration Statements”).

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2022, filed with the Commission on March 30, 2022;

(b)     The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2022, filed with the Commission on June 8, 2022;

(c)     The Registrant’s Current Reports on Form 8-K filed with the Commission on July 5, 2022, June 8, 2022, June 3, 2022 and March 29, 2022; and

(d)     The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38555) filed with the Commission on June 25, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.
The following Exhibits are filed as part of this Registration Statement:

Exhibit No.     Description

4.1	The Lovesac Company Second Amended and Restated 2017 Equity Incentive Plan
4.2	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant’s Form 8-K filed on June 7, 2021 and incorporated herein by reference)
4.3	Amended and Restated By-Laws (filed as Exhibit 3.2 to Registrant’s Amendment No. 2 to the Registration Statement on Form S-1 filed on June 8, 2018 and incorporated herein by reference)
5.1*	Opinion of Shearman & Sterling LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Shearman & Sterling LLP (included as part of the Opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on July 8, 2022.

THE LOVESAC COMPANY

By:	/s/ Shawn Nelson
Name:	Shawn Nelson
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Shawn Nelson and Donna Dellomo, each of them severally, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on July 8, 2022.

/s/ Shawn Nelson	July 8, 2022
Shawn Nelson
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Donna Dellomo	July 8, 2022
Donna Dellomo
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Heyer	July 8, 2022
Andrew Heyer
Chairman and Director

/s/ John Grafer	July 8, 2022
John Grafer
Director

/s/ Jack Krause	July 8, 2022
Jack Krause
Director

/s/ Sharon M. Leite	July 8, 2022
Sharon M. Leite
Director

/s/ Walter McLallen	July 8, 2022
Walter McLallen
Director

/s/ Vineet Mehra	July 8, 2022
Vineet Mehra
Director

/s/ Shirley Romig	July 8, 2022
Shirley Romig
Director